Exhibit 10.21C
FIFTH AMENDMENT TO
2003 AMENDED AND RESTATED CREDIT AGREEMENT
AND WAIVER
Parties:

	“CoBank”:	CoBank, ACB 5500 South Quebec Street Greenwood Village, Colorado 80111

	“Borrower”:	National Cooperative Refinery Association 2000 Main Street P.O. Box 1404 McPherson, Kansas 67460

	“Syndication Parties”:	Whose signatures appear below

Execution Date:	November 7, 2007
Recitals:
     A. CoBank (in its capacity as the Administrative Agent (“Agent”) and as a Syndication Party) and Borrower have entered into that certain 2003 Amended and Restated Credit Agreement dated as of December 16, 2003, and that certain First Amendment to 2003 Amended and Restated Credit Agreement dated December 15, 2005, that certain Second Amendment to 2003 Amended and Restated Credit Agreement dated June 30, 2006, that certain Third Amendment to 2003 Amended and Restated Credit Agreement dated December 13, 2006, and that certain Fourth Amendment to 2003 Amended and Restated Credit Agreement dated September 17, 2007 (as so amended, and as further amended, modified, or supplemented from time to time, the “Credit Agreement”) pursuant to which CoBank and any entity which becomes a “Syndication Party” has extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.
     B. Borrower has requested that the Agent and the Syndication Parties make certain modifications to the Credit Agreement with respect to loans by Borrower to, and Investments by Borrower in, its wholly owned Subsidiary Jayhawk Pipeline, L.L.C., which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Fifth Amendment to 2003 Amended and Restated Credit Agreement (“Fifth Amendment”).

     C. Borrower has requested that the Agent and the Syndication Parties waive any default on account of the failure of the 2008 Budget to include capital expenditures related to a new coker project anticipated for 2008, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Fifth Amendment.
Agreement:
     Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Amendments to Credit Agreement. The Credit Agreement is amended as of the Effective Date as follows:
     1.1 Section 1.82 is amended to read as follows:
     1.82 2-Year Maturity Date: December 16, 2008.
     1.2 Section 11.6 is amended to read as follows:
     11.6 Loans. Borrower shall not lend or advance money, credit, or property to any Person, except for trade credit extended in the ordinary course of business, other than loans to its wholly owned Subsidiary Jayhawk Pipeline, L.L.C.; provided that all such loans to Jayhawk Pipeline, L.L.C., when aggregated with all of the Investments in Jayhawk Pipeline, L.L.C. made pursuant to, and as permitted in, clause (i) of Section 11.8 hereof, do not exceed $75,000,000.00.
     1.3 Clause (i) of Section 11.8 is re-designated as clause (j) and a new clause (i) is added to Section 11.8 reading as follows:
     (i) Investments made on and after October 25, 2007 in Borrower’s wholly owned Subsidiary Jayhawk Pipeline, L.L.C.; provided that all such Investments, when aggregated with the amount of all loans to Jayhawk Pipeline, L.L.C., do not exceed $75,000,000.00.
     1.4 Section 10.16, but none of the Subsections thereof, is amended to read as follows:
     10.16 Financial Covenants. Borrower shall maintain the following financial covenants, measured as an aggregation of the results of Borrower (including Borrower’s earnings on account of its minority interest in Osage Pipe Line Company and in Kaw Pipe Line Company), Jayhawk Pipeline, L.L.C. (so long as it is a wholly owned Subsidiary of Borrower), and Cooperative (but no other Subsidiaries):

     2. Waiver.
     2.1 Borrower has advised the Administrative Agent that the Business Plan Borrower submitted for the fiscal year commencing September 1, 2007, failed to include capital expenditures anticipated to be made during such fiscal year in connection with a new coker project. To the extent that Borrower was, is, or would be in the future, in default under Section 8.24 or Subsection 10.2.10 of the Credit Agreement based on its failure to include such capital expenditures in the Business Plan for the fiscal year commencing September 1, 2007, the Administrative Agent, on behalf of the Syndication Parties, waives such default. No other waiver is granted with respect to the contents, or required contents, of the Business Plan Borrower submitted for the fiscal year commencing September 1, 2007.
     2.2 The waivers set forth above in Section 2.1 shall not be construed as an indication or agreement that the Administrative Agent would grant, or the Syndication Parties would consent to, any other waiver, whether similar or dissimilar thereto, in the future. No waiver is granted with respect to any violation of any provisions of the Credit Agreement other than as expressly set forth above in Section 2.1 hereof.
     3. Conditions to Effectiveness of this Fifth Amendment. The effectiveness of this Fifth Amendment, including the waiver set forth in Section 2, is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied shall be the “Effective Date”):
     3.1 Delivery of Executed Loan Documents. The Administrative Agent shall have received originals of this Fifth Amendment duly executed by Borrower.
     3.2 Approval of Syndication Parties and Voting Participants. The Administrative Agent shall have received the approval of this Fifth Amendment by the Syndication Parties and Voting Participants as required under the Credit Agreement.
     3.3 Representations and Warranties. The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.
     3.4 No Event of Default. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Fifth Amendment.

     3.5 Payment of Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds: (a) all fees presently due under the Credit Agreement (as amended by this Fifth Amendment); and (b) all expenses owing as of the Effective Date pursuant to Section 15.1 of the Credit Agreement; (c) a fee in the amount of $5,000.00 for retention by the Administrative Agent; and (d) for distribution to the Syndication Parties on a pro-rata basis (in accordance with their Individual 2-Year Commitment), a fee in the amount of $15,000.00 (“Amendment Fee”) which shall be deemed to have been earned in full upon execution of this Fifth Amendment.
     4. General Provisions.
     4.1 No Other Modifications. The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.
     4.2 Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.
     4.3 Definitions. Capitalized terms used, but not defined, in this Fifth Amendment shall have the meaning set forth in the Credit Agreement.
     4.4 Severability. Should any provision of this Fifth Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Fifth Amendment and all remaining provisions of this Fifth Amendment shall be fully enforceable.
     4.5 Governing Law. To the extent not governed by federal law, this Fifth Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.
     4.6 Headings. The captions or headings in this Fifth Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Fifth Amendment.
     4.7 Counterparts. This Fifth Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Fifth Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Fifth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fifth Amendment.
[Signatures to follow on next page.]

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed as of the Effective Date.

ADMINISTRATIVE AGENT:	CoBank, ACB
	By:	/s/ Michael Tousignant
		Name:	Michael Tousignant
		Title:	Vice President

BORROWER:	National Cooperative Refinery Association
	By:	/s/ John G. Buehrle
		Name:	John G. Buehrle
		Title:	CFO

SYNDICATION PARTIES:	CoBank, ACB
	By:	/s/ Michael Tousignant
		Name:	Michael Tousignant
		Title:	Vice President

U.S. AgBank, FCB
By:	/s/ Travis W. Ball
	Name:	Travis W. Ball
	Title:	Vice President